Exhibit 99.1

KELLY REPORTS
FOURTH-QUARTER AND FULL-YEAR 2022 EARNINGS

•Q4 revenue down 1.3%; up 0.7% in constant currency
•Q4 gross profit up 1.7%; up 3.7% in constant currency with Q4 GP rate of 20.3%, an improvement of 60 bps
•Q4 operating earnings of $4.6 million including non-cash goodwill impairment charge, or $14.0 million on an adjusted basis, down 28% on an adjusted basis from a year ago
•Full year 2022 operating earnings of $14.8 million, or adjusted earnings of $68.3 million, compared to adjusted earnings of $52.6 million last year, up 30% on an adjusted basis

TROY, Mich. (February 16, 2023) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the fourth quarter and full year of 2022.

Peter Quigley, president and chief executive officer, announced revenue for the fourth quarter of 2022 totaled $1.2 billion, a 1.3% decrease, or 0.7% increase in constant currency, compared to the corresponding quarter of 2021. Year-over-year revenue trends were impacted by foreign currency headwinds and the impact of the sale of our Russian operations in July 2022. Year-over-year results in the quarter also reflect the impact of the recent acquisitions of RocketPower, a recruitment process outsourcing firm, and Pediatric Therapeutic Services, a specialty firm providing in-school therapy services.

Kelly reported operating earnings in the fourth quarter of 2022 of $4.6 million, compared to earnings of $15.3 million reported in the fourth quarter of 2021. Earnings in the fourth quarter of 2022 included a $10.3 million goodwill impairment charge related to RocketPower. The charge reflects the acceleration of declines in hiring in the high-tech industry in which RocketPower specializes. Excluding the impairment charge and a $0.9 million gain related to the sale of real property, adjusted earnings from operations were $14.0 million. Earnings in the fourth quarter of 2021 included a $4.1 million restructuring charge and adjusted earnings were $19.4 million. Adjusted earnings declined primarily as a result of higher selling, general and administrative expenses, partially offset by the impact of structural improvements in the business mix which resulted in higher gross profit.

Loss per share in the fourth quarter of 2022 was $0.02 compared to earnings per share of $1.80 in the fourth quarter of 2021. Included in the loss per share in the fourth quarter of 2022 is a $0.23 per share goodwill impairment charge, net of tax, related to RocketPower, partially offset by a $0.02 per share gain on sale of real property, net of tax. Included in the fourth quarter of 2021 is a non-cash gain, net of tax, on Kelly’s investment in Persol Holdings common shares of $0.87 and a gain on insurance settlement, net of tax, of $0.36, partially offset by a loss of $0.08 related to restructuring charges, net of tax. On an adjusted basis, earnings per share were $0.18 in the fourth quarter of 2022, a decline from $0.65 per share in the corresponding quarter of 2021.

Operating earnings for the full year of 2022 totaled $14.8 million compared to earnings of $48.6 million for the full year of 2021. The 2022 full-year results included a $41.0 million goodwill impairment charge, an $18.7 million loss on the disposal of Kelly’s Russian operations and $6.2 million of gains on the sale of assets. The 2021 full-year results included a $4.0 million restructuring charge. On an adjusted basis, earnings from operations for the full year of 2022 were $68.3 million compared to $52.6 million for the full year of 2021, a 30% improvement.

The loss per share for the full year of 2022 was $1.64 compared to earnings per share for the full year of 2021 of $3.91. Included in the loss per share for the full year of 2022 is a $1.28 loss on Kelly’s investment in Persol Holdings common stock, net of tax, an $0.89 goodwill impairment charge, net of tax, a $0.49 loss on sale of Kelly’s Russian operations, net of tax, and a $0.43 loss on foreign currency matters, net of tax, partially offset by a $0.12 gain on sale of assets, net of tax. Included in the earnings per share for the full year of 2021 was $2.12 from a non-cash gain on Kelly’s investment in Persol Holdings common stock, net of tax, and a $0.36 gain on insurance settlement, net of tax, partially offset by a $0.07 per share restructuring charge, net of tax. On an adjusted basis, earnings per share were $1.33 for the full year of 2022 compared to $1.51 for the full year of 2021.

“As macroeconomic uncertainty increased in the fourth quarter, we remained focused on executing our specialty strategy, achieving top-line growth in our Education, SET, and OCG segments, and expanding our gross profit rate on a year-over-year basis as we continue to remix our portfolio toward higher-margin, higher-value products and specialties,” said Quigley. “While it’s difficult to know how the macroeconomic situation will unfold as we move forward in 2023, we will position Kelly to manage through this economic cycle while staying the course in our aggressive pursuit of profitable growth. With ample capital available to us, we will continue to execute our inorganic strategy and invest in technologies and new products that will improve the talent and customer experience, increase efficiency, and enable organic growth well into the future.”

Kelly also reported that on February 14, its board of directors declared a dividend of $0.075 per share. The dividend is payable on March 13, 2023 to stockholders of record as of the close of business on February 27, 2023.

In conjunction with its fourth-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on February 16 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 2:30 p.m. ET on February 16, 2023, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 1472042#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, changing market and economic conditions, the impact of the novel coronavirus (COVID-19) outbreak, competitive market pressures including pricing and technology introductions and disruptions, disruption in the labor market and weakened demand for human capital resulting from technological advances, competition law risks, the impact of changes in laws and regulations (including federal, state and international tax laws), unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, or the risk of additional tax liabilities in excess of our estimates, our ability to achieve our business strategy, our ability to successfully develop new service offerings, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, the risk of damage to our brands, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, services of licensed professionals and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, our ability to effectively implement and manage our information technology strategy, the risks associated with past and future acquisitions, including risk of related impairment of goodwill and intangible assets, exposure to risks associated with certain equity investments, including with strategic partners, risks associated with conducting business in foreign countries, including foreign currency fluctuations, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, our ability to sustain critical business applications through our key data centers, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. We directly employ more than 300,000 people around the world, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2022 was $5.0 billion. Visit kellyservices.com and let us help with what’s next for you.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 765-6864	(248) 244-4586
stehnja@kellyservices.com	polehjm@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED JANUARY 1, 2023 AND JANUARY 2, 2022
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2022	2021	Change		Change		Change

Revenue from services	$1,233.8	$1,250.3	$(16.5)		(1.3)%		0.7%

Cost of services	983.6	1,004.3	(20.7)		(2.1)

Gross profit	250.2	246.0	4.2		1.7		3.7

Selling, general and administrative expenses	236.2	230.7	5.5		2.4		4.0

Goodwill impairment charge	10.3	—	10.3		NM

Gain on sale of assets	(0.9)	—	(0.9)		NM

Earnings from operations	4.6	15.3	(10.7)		(70.2)

Gain (loss) on investment in Persol Holdings	—	50.0	(50.0)		NM

Gain on insurance settlement	—	19.0	(19.0)		NM

Other income (expense), net	(0.3)	0.4	(0.7)		(161.1)

Earnings before taxes and equity in net earnings (loss) of affiliate	4.3	84.7	(80.4)		(94.9)

Income tax expense (benefit)	5.2	16.1	(10.9)		(67.7)

Net earnings (loss) before equity in net earnings (loss) of affiliate	(0.9)	68.6	(69.5)		NM

Equity in net earnings (loss) of affiliate	—	3.1	(3.1)		NM

Net earnings	$(0.9)	$71.7	$(72.6)		NM	%

Basic earnings (loss) per share	$(0.02)	$1.80	$(1.82)		NM	%
Diluted earnings (loss) per share	$(0.02)	$1.80	$(1.82)		NM	%

STATISTICS:

Permanent placement income (included in revenue from services)	$18.4	$21.1	$(2.7)		(12.7)%		(10.0)%

Gross profit rate	20.3%	19.7%	0.6	pts.

Conversion rate	1.8%	6.2%	(4.4)	pts.

Adjusted EBITDA	$24.1	$27.7	$(3.6)
Adjusted EBITDA margin	2.0%	2.2%	(0.2)	pts.

Effective income tax rate	121.4%	19.0%	102.4	pts.

Average number of shares outstanding (millions):
Basic	37.9	39.4
Diluted	37.9	39.6

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 52 WEEKS ENDED JANUARY 1, 2023 AND JANUARY 2, 2022
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2022	2021	Change		Change		Change

Revenue from services	$4,965.4	$4,909.7	$55.7		1.1%		3.2%

Cost of services	3,953.6	3,990.5	(36.9)		(0.9)

Gross profit	1,011.8	919.2	92.6		10.1		12.1

Selling, general and administrative expenses	943.5	870.6	72.9		8.4		10.0

Goodwill impairment charge	41.0	—	41.0		NM

Gain on sale of assets	(6.2)	—	(6.2)		NM

Loss on disposal	18.7	—	18.7		NM

Earnings from operations	14.8	48.6	(33.8)		(69.7)

Gain (loss) on investment in Persol Holdings	(67.2)	121.8	(189.0)		NM

Gain on insurance settlement	—	19.0	(19.0)		NM

Loss on currency translation from liquidation of subsidiary	(20.4)	—	(20.4)		NM

Other income (expense), net	1.6	(3.6)	5.2		146.4

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	(71.2)	185.8	(257.0)		NM

Income tax expense (benefit)	(7.9)	35.1	(43.0)		(122.6)

Net earnings (loss) before equity in net earnings (loss) of affiliate	(63.3)	150.7	(214.0)		NM

Equity in net earnings (loss) of affiliate	0.8	5.4	(4.6)		(85.9)

Net earnings (loss)	$(62.5)	$156.1	$(218.6)		NM	%

Basic earnings (loss) per share	$(1.64)	$3.93	$(5.57)		NM	%
Diluted earnings (loss) per share	$(1.64)	$3.91	$(5.55)		NM	%

STATISTICS:

Permanent placement income (included in revenue from services)	$89.6	$75.4	$14.2		18.9%		21.9%

Gross profit rate	20.4%	18.7%	1.7	pts.

Conversion rate	1.5%	5.3%	(3.8)	pts.

Adjusted EBITDA	$105.6	$84.1	$21.5
Adjusted EBITDA margin	2.1%	1.7%	0.4	pts.

Effective income tax rate	11.1%	18.9%	(7.8)	pts.

Average number of shares outstanding (millions):
Basic	38.1	39.4
Diluted	38.1	39.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

	2022	2021	% Change		CC % Change
Professional & Industrial
Revenue from services	$397.5	$450.7	(11.8)%		(11.2)%
Gross profit	71.3	82.3	(13.3)		(12.6)
Total SG&A expenses	66.4	70.8	(6.1)		(5.7)
Earnings (loss) from operations	4.9	11.5	(57.9)

Gross profit rate	17.9%	18.2%	(0.3)	pts.

Science, Engineering & Technology
Revenue from services	$302.7	$297.7	1.7%		2.0%
Gross profit	71.7	66.1	8.5		8.7
Total SG&A expenses	53.5	49.2	8.7		8.8
Earnings (loss) from operations	18.2	16.9	7.8

Gross profit rate	23.7%	22.2%	1.5	pts.

Education
Revenue from services	$203.0	$132.4	53.3%		53.3%
Gross profit	31.1	21.1	47.2		47.2
Total SG&A expenses	21.4	15.6	37.0		37.0
Earnings (loss) from operations	9.7	5.5	76.2

Gross profit rate	15.3%	15.9%	(0.6)	pts.

Outsourcing & Consulting
Revenue from services	$116.0	$112.1	3.5%		5.1%
Gross profit	42.0	38.0	10.5		13.3
Total SG&A expenses	38.0	33.5	13.0		14.8
Goodwill impairment charge	10.3	—	NM
Earnings (loss) from operations	(6.3)	4.5	NM

Gross profit rate	36.3%	34.0%	2.3	pts.

International
Revenue from services	$216.3	$257.7	(16.1)%		(8.4)%
Gross profit	34.1	38.5	(11.7)		(3.4)
SG&A expenses excluding restructuring charges	33.3	35.5	(6.1)		1.7
Restructuring charges	—	1.2	NM		NM
Total SG&A expenses	33.3	36.7	(9.2)		(1.6)
Earnings (loss) from operations	0.8	1.8	(61.4)
Earnings (loss) from operations excluding restructuring charges	0.8	3.0	(76.7)

Gross profit rate	15.8%	15.0%	0.8	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	December Year to Date

	2022	2021	% Change		CC % Change
Professional & Industrial
Revenue from services	$1,666.2	$1,837.4	(9.3)%		(9.0)%
Gross profit	302.5	310.0	(2.4)		(2.1)
Total SG&A expenses	270.5	278.6	(2.9)		(2.7)
Earnings (loss) from operations	32.0	31.4	1.8

Gross profit rate	18.2%	16.9%	1.3	pts.

Science, Engineering & Technology
Revenue from services	$1,265.4	$1,156.8	9.4%		9.6%
Gross profit	297.0	253.9	17.0		17.2
Total SG&A expenses	214.9	180.2	19.2		19.4
Earnings (loss) from operations	82.1	73.7	11.4

Gross profit rate	23.5%	21.9%	1.6	pts.

Education
Revenue from services	$636.2	$416.5	52.7%		52.7%
Gross profit	100.3	65.1	54.0		54.0
Total SG&A expenses	81.8	62.1	31.7		31.7
Earnings (loss) from operations	18.5	3.0	NM

Gross profit rate	15.8%	15.6%	0.2	pts.

Outsourcing & Consulting
Revenue from services	$468.0	$432.1	8.3%		9.6%
Gross profit	169.6	141.4	20.0		22.4
Total SG&A expenses	149.8	122.7	22.1		23.9
Goodwill impairment charge	41.0	—	NM
Earnings (loss) from operations	(21.2)	18.7	NM

Gross profit rate	36.3%	32.7%	3.6	pts.

International
Revenue from services	$932.2	$1,067.8	(12.7)%		(4.7)%
Gross profit	142.4	148.8	(4.3)		4.6
SG&A expenses excluding restructuring charges	132.5	137.7	(3.8)		4.5
Restructuring charges	—	1.2	NM		NM
Total SG&A expenses	132.5	138.9	(4.6)		3.6
Earnings (loss) from operations	9.9	9.9	(0.5)
Earnings (loss) from operations excluding restructuring charges	9.9	11.1	(11.2)

Gross profit rate	15.3%	13.9%	1.4	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)
	Jan. 1, 2023	Jan. 2, 2022
Current Assets
Cash and equivalents	$153.7	$112.7
Trade accounts receivable, less allowances of
$11.2 and $12.6, respectively	1,491.6	1,423.2
Prepaid expenses and other current assets	69.9	52.8
Total current assets	1,715.2	1,588.7

Noncurrent Assets
Property and equipment, net	27.8	35.3
Operating lease right-of-use assets	66.8	75.8
Deferred taxes	299.7	302.8
Goodwill, net	151.1	114.8
Investment in Persol Holdings	—	264.3
Investment in equity affiliate	—	123.4
Other assets	403.2	389.1
Total noncurrent assets	948.6	1,305.5

Total Assets	$2,663.8	$2,894.2

Current Liabilities
Short-term borrowings	$0.7	$—
Accounts payable and accrued liabilities	723.3	687.2
Operating lease liabilities	14.7	17.5
Accrued payroll and related taxes	315.8	318.4
Accrued workers' compensation and other claims	22.9	20.8
Income and other taxes	51.4	51.3
Total current liabilities	1,128.8	1,095.2

Noncurrent Liabilities
Operating lease liabilities	55.0	61.4
Accrued payroll and related taxes	—	57.6
Accrued workers' compensation and other claims	40.7	37.0
Accrued retirement benefits	174.1	220.0
Other long-term liabilities	11.0	86.8
Total noncurrent liabilities	280.8	462.8

Stockholders' Equity
Common stock	38.5	40.1
Treasury stock	(20.1)	(15.1)
Paid-in capital	28.0	23.9
Earnings invested in the business	1,216.3	1,315.0
Accumulated other comprehensive income (loss)	(8.5)	(27.7)

Total stockholders' equity	1,254.2	1,336.2

Total Liabilities and Stockholders' Equity	$2,663.8	$2,894.2

Statistics:
Working Capital	$586.4	$493.5
Current Ratio	1.5	1.5
Debt-to-capital %	0.1%	0.0%
Global Days Sales Outstanding	61	60
Year-to-Date Free Cash Flow	$(88.3)	$73.8

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 52 WEEKS ENDED JANUARY 1, 2023 AND JANUARY 2, 2022
(UNAUDITED)
(In millions of dollars)
	2022	2021
Cash flows from operating activities:
Net earnings (loss)	$(62.5)	$156.1
Adjustments to reconcile net earnings to net cash from operating activities:
Goodwill impairment charge	41.0	—
Deferred income taxes	(72.1)	21.6
Loss on disposal	18.7	—
Depreciation and amortization	33.4	29.8
Operating lease asset amortization	18.5	21.2
Provision for credit losses and sales allowances	1.5	1.6
Stock-based compensation	7.8	5.1
(Gain) loss on investment in Persol Holdings	67.2	(121.8)
Loss on cumulative translation adjustment reversal	20.4	—
Gain on foreign currency remeasurement	(5.5)	—
Gain on insurance settlement	—	(19.0)
Gain on sale of assets	(6.2)	—
Equity in net (earnings) loss of PersolKelly Pte. Ltd.	(0.8)	(5.4)
Other, net	3.3	6.0
Changes in operating assets and liabilities, net of acquisitions	(141.0)	(10.2)
Net cash (used in) from operating activities	(76.3)	85.0

Cash flows from investing activities:
Capital expenditures	(12.0)	(11.2)
Proceeds from sale of assets	10.1	—
Acquisition of companies, net of cash received	(143.1)	(213.0)
Cash disposed from sale of Russia, net of proceeds	(6.0)	—
Proceeds from sale of Persol Holdings investment	196.9	—
Proceeds from sale of equity method investment	119.5	—
Proceeds from company-owned life insurance	1.5	12.2
Proceeds from insurance settlement	—	19.0
Proceeds (payments) related to loans to equity affiliate	—	5.9
Proceeds from equity securities	—	5.0
Other investing activities	0.6	1.4
Net cash from (used in) investing activities	167.5	(180.7)

Cash flows from financing activities:
Net change in short-term borrowings	0.8	(0.2)
Financing lease payments	(1.4)	(1.5)
Dividend payments	(10.6)	(4.0)
Payments of tax withholding for stock awards	(0.9)	(0.6)
Buyback of common shares	(27.2)	—
Purchase of treasury stock	(7.8)	—
Contingent consideration payments	(3.3)	(1.6)
Other financing activities	(0.2)	(0.2)
Net cash used in financing activities	(50.6)	(8.1)

Effect of exchange rates on cash, cash equivalents and restricted cash	2.3	(4.8)

Net change in cash, cash equivalents and restricted cash	42.9	(108.6)
Cash, cash equivalents and restricted cash at beginning of year	119.5	228.1

Cash, cash equivalents and restricted cash at end of year	$162.4	$119.5

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

			%	CC %
	2022	2021	Change	Change

Americas
United States	$925.0	$908.6	1.8%	1.8%
Canada	45.5	38.1	19.6	28.8
Puerto Rico	27.6	25.5	8.2	8.2
Mexico	14.1	10.6	32.7	25.4
Total Americas Region	1,012.2	982.8	3.0	3.3

Europe
Switzerland	57.3	61.0	(6.0)	(1.8)
France	48.6	55.0	(11.6)	(1.1)
Portugal	43.7	37.3	17.3	31.1
Italy	15.0	18.2	(18.0)	(8.6)
United Kingdom	11.9	16.4	(27.6)	(17.2)
Russia	—	32.9	NM	NM
Other	35.6	35.5	0.1	13.9
Total Europe Region	212.1	256.3	(17.2)	(8.7)

Total Asia-Pacific Region	9.5	11.2	(15.0)	(6.9)

Total Kelly Services, Inc.	$1,233.8	$1,250.3	(1.3)%	0.7%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	December Year to Date

			%	CC %
	2022	2021	Change	Change

Americas
United States	$3,671.5	$3,513.4	4.5%	4.5%
Canada	168.2	155.0	8.6	12.9
Puerto Rico	112.4	102.1	10.1	10.1
Mexico	46.5	92.7	(49.9)	(50.5)
Total Americas Region	3,998.6	3,863.2	3.5	3.7

Europe
Switzerland	222.8	222.2	0.3	4.7
France	199.4	223.1	(10.6)	0.3
Portugal	169.5	158.2	7.1	20.4
Italy	69.3	74.2	(6.7)	4.7
Russia	63.4	132.2	(52.1)	(51.5)
United Kingdom	57.1	68.3	(16.4)	(7.0)
Other	143.2	128.8	11.2	26.1
Total Europe Region	924.7	1,007.0	(8.2)	0.8

Total Asia-Pacific Region	42.1	39.5	6.6	13.8

Total Kelly Services, Inc.	$4,965.4	$4,909.7	1.1%	3.2%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	2022	2021
SG&A Expenses:	As Reported	Adjusted
Professional & Industrial	$66.4	$70.8
Science, Engineering & Technology	53.5	49.2
Education	21.4	15.6
Outsourcing & Consulting	38.0	33.5
International	33.3	35.5
Corporate	23.6	22.0
Total Company	$236.2	$226.6

	2022				2021
Earnings (Loss) from Operations:	As Reported	Gain on sale of assets(3)	Goodwill impairment charge(5)	Adjusted	Adjusted
Professional & Industrial	$4.9	$—	$—	$4.9	$11.5
Science, Engineering & Technology	18.2	—	—	18.2	16.9
Education	9.7	—	—	9.7	5.5
Outsourcing & Consulting	(6.3)	—	10.3	4.0	4.5
International	0.8	—	—	0.8	3.0
Corporate	(23.6)	—	—	(23.6)	(22.0)
Gain on sale of assets	0.9	(0.9)	—	—	—
Total Company	$4.6	$(0.9)	$10.3	$14.0	$19.4

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	2021
SG&A Expenses:	As Reported	Restructuring(6)	Adjusted
Professional & Industrial	$70.8	$—	$70.8
Science, Engineering & Technology	49.2	—	49.2
Education	15.6	—	15.6
Outsourcing & Consulting	33.5	—	33.5
International	36.7	(1.2)	35.5
Corporate	24.9	(2.9)	22.0
Total Company	$230.7	$(4.1)	$226.6

	2021
Earnings (Loss) from Operations:	As Reported	Restructuring(6)	Adjusted
Professional & Industrial	$11.5	$—	$11.5
Science, Engineering & Technology	16.9	—	16.9
Education	5.5	—	5.5
Outsourcing & Consulting	4.5	—	4.5
International	1.8	1.2	3.0
Corporate	(24.9)	2.9	(22.0)
Total Company	$15.3	$4.1	$19.4

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DECEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2022	2021
SG&A Expenses:	As Reported	Adjusted
Professional & Industrial	$270.5	$278.6
Science, Engineering & Technology	214.9	180.2
Education	81.8	62.1
Outsourcing & Consulting	149.8	122.7
International	132.5	137.7
Corporate	94.0	85.3
Total Company	$943.5	$866.6

	2022					2021
Earnings (Loss) from Operations:	As Reported	Gain on sale of assets(3)	Loss on disposal(4)	Goodwill impairment charge(5)	Adjusted	Adjusted
Professional & Industrial	$32.0	$—	$—	$—	$32.0	$31.4
Science, Engineering & Technology	82.1	—	—	—	82.1	73.7
Education	18.5	—	—	—	18.5	3.0
Outsourcing & Consulting	(21.2)	—	—	41.0	19.8	18.7
International	9.9	—	—	—	9.9	11.1
Corporate	(94.0)	—	—	—	(94.0)	(85.3)
Loss on disposal	(18.7)	—	18.7	—	—	—
Gain on sale of assets	6.2	(6.2)	—	—	—	—
Total Company	$14.8	$(6.2)	$18.7	$41.0	$68.3	$52.6

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DECEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2021
SG&A Expenses:	As Reported	Restructuring(6)	Adjusted
Professional & Industrial	$278.6	$—	$278.6
Science, Engineering & Technology	180.2	—	180.2
Education	62.1	—	62.1
Outsourcing & Consulting	122.7	—	122.7
International	138.9	(1.2)	137.7
Corporate	88.1	(2.8)	85.3
Total Company	$870.6	$(4.0)	$866.6

	2021
Earnings (Loss) from Operations:	As Reported	Restructuring(6)	Adjusted
Professional & Industrial	$31.4	$—	$31.4
Science, Engineering & Technology	73.7	—	73.7
Education	3.0	—	3.0
Outsourcing & Consulting	18.7	—	18.7
International	9.9	1.2	11.1
Corporate	(88.1)	2.8	(85.3)
Total Company	$48.6	$4.0	$52.6

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Fourth Quarter		December Year to Date
	2022	2021	2022	2021
Income tax expense (benefit)	$5.2	$16.1	$(7.9)	$35.1
Taxes on investment in Persol Holdings(1)	—	(15.3)	18.4	(37.3)
Taxes on foreign currency matters(2)	—	—	(1.5)	—
Taxes on gain on sale of assets(3)	(0.3)	—	(1.6)	—
Taxes on loss on disposal(4)	—	—	—	—
Taxes on goodwill impairment charge(5)	1.8	—	7.1	—
Taxes on restructuring charges(6)	—	1.0	—	1.0
Taxes on gain on insurance settlement(7)	—	(4.8)	—	(4.8)
Adjusted income tax expense (benefit)	$6.7	$(3.0)	$14.5	$(6.0)

	Fourth Quarter		December Year to Date
	2022	2021	2022	2021
Net earnings (loss)	$(0.9)	$71.7	$(62.5)	$156.1
(Gain) loss on investment in Persol Holdings, net of taxes(1)	—	(34.7)	48.8	(84.5)
Loss on foreign currency matters, net of taxes(2)	—	—	16.4	—
Gain on sale of assets, net of taxes(3)	(0.6)	—	(4.6)	—
Loss on disposal, net of taxes(4)	—	—	18.7	—
Goodwill impairment charge, net of taxes(5)	8.5	—	33.9	—
Restructuring charges, net of taxes(6)	—	3.1	—	3.0
Gain on insurance settlement, net of taxes(7)	—	(14.2)	—	(14.2)
Adjusted net earnings	$7.0	$25.9	$50.7	$60.4

	Fourth Quarter		December Year to Date
	2022	2021	2022	2021
	Per Share		Per Share
Net earnings (loss)	$(0.02)	$1.80	$(1.64)	$3.91
(Gain) loss on investment in Persol Holdings, net of taxes(1)	—	(0.87)	1.28	(2.12)
Loss on foreign currency matters, net of taxes(2)	—	—	0.43	—
Gain on sale of assets, net of taxes(3)	(0.02)	—	(0.12)	—
Loss on disposal, net of taxes(4)	—	—	0.49	—
Goodwill impairment charge, net of taxes(5)	0.23	—	0.89	—
Restructuring charges, net of taxes(6)	—	0.08	—	0.07
Gain on insurance settlement, net of taxes(7)	—	(0.36)	—	(0.36)
Adjusted net earnings	$0.18	$0.65	$1.33	$1.51

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter		December Year to Date
	2022	2021	2022	2021
Net earnings (loss)	$(0.9)	$71.7	$(62.5)	$156.1
Other (income) expense, net(2)	0.3	(0.4)	(1.6)	3.6
Income tax expense (benefit)	5.2	16.1	(7.9)	35.1
Depreciation and amortization	10.1	8.3	37.3	31.5
EBITDA	14.7	95.7	(34.7)	226.3
Equity in net (earnings) loss of affiliate	—	(3.1)	(0.8)	(5.4)
(Gain) loss on investment in Persol Holdings(1)	—	(50.0)	67.2	(121.8)
Loss on foreign currency matters(2)	—	—	20.4	—
Gain on sale of assets(3)	(0.9)	—	(6.2)	—
Loss on disposal(4)	—	—	18.7	—
Goodwill impairment charge(5)	10.3	—	41.0	—
Restructuring(6)	—	4.1	—	4.0
Gain on insurance settlement(7)	—	(19.0)	—	(19.0)
Adjusted EBITDA	$24.1	$27.7	$105.6	$84.1
Adjusted EBITDA margin	2.0%	2.2%	2.1%	1.7%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2022 sale of the Persol Holdings investment, the 2022 and 2021 gains and losses on the fair value changes of the investment in Persol Holdings, the 2022 losses on foreign currency matters, the 2022 gains on sale of assets, the 2022 loss on disposal, the 2022 goodwill impairment, the 2021 restructuring charges and the 2021 gain on insurance settlement are useful to understand the Company's fiscal 2022 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1)In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit. In 2021, the gain on the investment in Persol Holdings represents the change in fair value of the investment during the period presented and the related tax expense.

(2)In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity's USD-denominated cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(3)Gain on sale of assets in 2022 is related to the sale of real property in the fourth quarter of 2022, under-utilized real property in the second quarter of 2022 and other real property sold in the first quarter of 2022.

(4)Loss on disposal in 2022 represents the write-off of the net assets of our Russian operations that were sold in the third quarter of 2022.

(5)Goodwill impairment charge in 2022 is the result of interim impairment tests the Company performed related to RocketPower due to triggering events caused by changes in market conditions.

(6)Restructuring in 2021 represents adjustments to restructuring charges from 2020 relating to the severance costs and lease terminations for the new operating model adopted in the third quarter of 2020.

(7)Gain on insurance settlement represents a payment received in the fourth quarter of 2021 related to the settlement of claims under a representations and warranties insurance policy purchased by the Company in connection with the acquisition of Softworld.